SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 12, 2017

Actua Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices)     (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 23, 2017, Actua Corporation (the “Company”) entered into a definitive purchase agreement with Actua Holdings, Inc., Arsenal Acquisition Holdings, LLC (“Arsenal Holdings”) and Velocity Holdco III Inc. (f/k/a Arsenal Buyer Inc.) (the “Buyer”), an affiliate of CVC Growth Fund, under which the Buyer would acquire the Company’s interests in VelocityEHS Holdings, Inc. (“Velocity”) and BOLT Solutions Inc. (“Bolt”) through an acquisition of all of the outstanding membership interests of Arsenal Holdings (which holds the Company’s interests in Velocity and Bolt).

On December 12, 2017, the transaction was consummated. The Company realized proceeds of approximately $328 million in cash in the transaction; a portion of those proceeds will be used to pay remaining transaction expenses.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2017, the Company issued a press release announcing the completion of the sale of the Company’s interests in Velocity and Bolt. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release issued December 12, 2017 by Actua Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACTUA CORPORATION

Date: December 12, 2017	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary